UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009

FNDS3000 CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-138512	51-0571588
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

818 A1A North, Suite 201

Ponte Vedra Beach, Florida 32082

(Address of principal executive offices)

(904) 273-2702

(Registrant’s telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Law Offices of Stephen M. Fleming PLLC

110 Wall Street, 11th Floor

New York, New York 10005

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation.

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On December 1, 2008, FNDS3000 Corp. (the “Company”) and Sherington Holdings, LLC (“Sherington”) entered into a Securities Purchase Agreement (the “Equity Agreement”) with Sherington pursuant to which Sherington agreed to purchase and the Company has agreed to sell 8,000,000 shares of common stock (the “Shares”) and a warrant to purchase 30% of the issued and outstanding shares of the Company on a fully diluted basis as of January 6, 2009 (the “Warrant”) at an exercise price of $0.35 per share. The Warrant is exercisable through December 31, 2010. The purchase price for the Shares and the Warrant is $2,000,000. On January 6, 2009, the parties closed the sale and purchase of the Shares and the Warrant. In addition, the Company and Sherington entered into a Registration Rights Agreement pursuant to which the Company provided Sherington with the right to demand the filing of two registration statements registering the Shares, the shares of common stock underlying the Warrants and the shares of common stock issuable upon conversion of that certain Secured Convertible Promissory Note in the principal amount of $1,000,000 previously purchased by Sherington. Further, as a condition to closing, Messrs. Dodak and Fann have acknowledged and agreed that their employment agreements have been converted to Consulting Agreements effective December 5, 2008 with respect to Mr. Dodak and February 1, 2009 with respect to Mr. Fann and Mr. McGuire, the Chief Financial Officer of the Company, has agreed to amend certain terms of his employment agreement by the end of February 2009.

On January 6, 2009, Raymond Goldsmith was appointed as Chairman of the Board of Directors of the Company. Mr. Dodak resigned as Chairman of the Board and as a director of the Company, which vacancy Mr. Goldsmith filled. There are no understandings or arrangements between Mr. Goldsmith and any other person pursuant to which he was appointed as a director. Mr. Goldsmith presently does not serve on any Company committee. Mr. Goldsmith may be appointed to serve as a member of a committee although there are no current plans to appoint him to a committee as of the date hereof. Mr. Goldsmith does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Except for the transactions set forth below, Mr. Goldsmith has never entered into a transaction, nor is there any proposed transaction, between Mr. Goldsmith and the Company. Mr. Goldsmith is Chairman and CEO of Sherington, which is a private investment company. As discussed above, Sherington has entered into several funding transactions with the Company.

Raymond Goldsmith, age 57, is the founder, Chairman and CEO of International Sports Multimedia, Ltd. (ISM). ISM is an entertainment software company, founded in London in 1983 as Retail Media Group, and is now based in the United States with offices in Atlanta, London, and Barcelona. ISM’s commercial partners include the International Olympic Committee (IOC), the United States Olympic Committee (USOC), Union of European Football Associations (UEFA), Fédération Internationale de Football Association (FIFA), the FA Premier League and Fox Sports Australia.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell Company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Exhibit Description
4.1	Securities Purchase Agreement entered by and between FNDS3000 Corp and Sherington Holdings, LLC dated December 1, 2008 (1)

4.2	Registration Rights Agreement entered by and between FNDS3000 Corp and Sherington Holdings, LLC dated January 6, 2009

4.3	Warrant to Purchase Common Stock issued by FNDS3000 Corp to Sherington Holdings, LLC dated January 6, 2009

(1)	Incorporated by reference to the Form 8K Current Report filed with the Securities and Exchange Commission on December 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNDS3000 CORP.

Date: January 12, 2009	/s/ Joseph F. McGuire
Joseph F. McGuire
Chief Financial and Accounting Officer

4